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                                                                       Exh. 24.1

                            REGENCY HEALTH SERVICES, INC.


             POWER OF ATTORNEY TO SIGN REGISTRATION STATEMENT ON FORM S-4


         KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, in his capacity as a director of Regency Health Services, Inc. (the "Company"), hereby constitutes and appoints Richard K. Matros, Bruce D. Broussard and David A. Grant, and each of them severally, as his true and lawful attorneys-in-fact and agents (each with power of substitution) for such person, to execute the Registration Statement on Form S-4 for the purpose of the registration by the Company of $50,000,000 principal amount of 12-1/4% Subordinated Notes due 2003, and any amendments thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue thereof.

         IN WITNESS WHEREOF, the undersigned have subscribed these presents on the dates indicated.


- ------------------------------                                 August ____, 1996
John W. Adams, Director


/s/ Gregory S. Anderson
- ------------------------------                                 August 21, 1996
Gregory S. Anderson, Director

- ------------------------------                                 August ____, 1996
Tony M. Astorga, Director

- ------------------------------                                 August ____, 1996
Robert G. Coo, Director

- ------------------------------                                 August ____, 1996
John F. Nickoll, Director

- ------------------------------                                 August ____, 1996
Arthur J. Pasmas, Director